UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 27, 2026

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TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in its charter)

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Delaware	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI Boulevard

Dallas, Texas 75243

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 479-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	TXN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2026, the Board appointed Julie Knecht to become senior vice president and Chief Financial Officer (Chief Accounting Officer) of Texas Instruments Incorporated (the “Company”) effective August 1, 2026. Ms. Knecht will succeed Rafael Lizardi, who will retire after 25 years with the Company. Mr. Lizardi’s retirement is not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices or internal control over financial reporting. In connection with Mr. Lizardi’s retirement, the Company and Mr. Lizardi expect to enter into a separation agreement as described beginning on page 46 of the Company’s 2026 Proxy Statement in the section subtitled “Separation agreements”.

Ms. Knecht, 54, has served in various positions with the Company for more than 25 years, including most recently as vice president and Chief Accounting Officer since 2021. In connection with her appointment, Ms. Knecht will receive an annual base salary of $700,000, and equity compensation totaling $2 million in restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: June 2, 2026	By:	/s/ Katie Kane
Katie Kane
Senior Vice President, Secretary and
General Counsel